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                                                                       Exhibit 5

                          Spalding Holdings Corporation
                         425 Meadow Street, P.O. Box 901
                             Chicopee, MA 01021-0901

September 2, 1999


Spalding Holdings Corporation
425 Meadow Street, P.O. Box 901
Chicopee, MA 01021-0901

Ladies and Gentlemen:

I am Senior Counsel for Spalding Holdings Corporation, a Delaware corporation (the "Company"), and have advised the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), which Registration Statement constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-20463), relating to the issuance by the Company of an additional 4,500,000 shares or options to acquire such shares of the Company's Common Stock, par value $.01 per share (collectively, the "Shares"), pursuant to the Amended and Restated 1996 Stock Purchase and Option Plan for Key Employees of Spalding Holdings Corporation and Subsidiaries (the "Plan").

I have reviewed the corporate action of the Company in connection with the issuance and sale of the Shares and have examined, and have relied as to matters of fact, upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other and further investigations as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I hereby advise you that in my opinion the issuance of the Shares has

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Spalding Holdings Corporation
September 2, 1999
Page Two

been duly authorized and, when issued and sold as contemplated by the Plan, such Shares will be validly issued, fully paid and non-assessable.

I am a member of the Bar of the State of Connecticut and I do not express any opinion herein concerning any law other than the federal laws of the United States, the internal law of the law of the State of Connecticut and the General Corporation Law of the State of Delaware.

This opinion is rendered to you in connection with the above described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

I hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.

Very truly yours,


/s/ Peter A. Arturi

Peter A. Arturi
Senior Counsel

PAA/njb